                         REGISTRATION RIGHTS AGREEMENT

                                 Dated as of o

                                     among

                      HUNTSMAN INTERNATIONAL HOLDINGS LLC

                                      and

                                  THE HOLDERS

                                  named herein

                         ------------------------------

                                  $604,557,000

              8% SENIOR SUBORDINATED RESET DISCOUNT NOTES DUE 2009

                                TABLE OF CONTENTS


Definitions ............................       1

Demand Registration ....................       4

Additional Interest ....................       6

Registrations ..........................       7

Registration Procedures ................       8

Expenses ...............................      14

Indemnification ........................      15

Rule 144A Transaction ..................      18

Private Sale Transaction ...............      19

Rule 144 and Rule 144A .................      22

Miscellaneous ..........................      22


                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "AGREEMENT") is made and entered into as of o, by and among Huntsman International Holdings LLC (the "ISSUER"), a Delaware limited liability company, and the holders of the Notes (as defined below) whose signatures appear on the execution pages of this Agreement (the "HOLDERS").

     The parties hereby agree as follows:

1.   DEFINITIONS

     Capitalized terms used herein without definition shall have the respective meanings set forth in the Amended and Restated Indenture dated as of o, 2001 (as amended or supplemented from time to time, the "INDENTURE"), between the Issuer and Bank One, N.A., as trustee, pursuant to which the Notes (as defined below) are being issued, as amended or supplemented from time to time in accordance with the terms thereof. As used in this Agreement, the following terms shall have the following meanings:

     ACCRETED VALUE:  Has the meaning given to such term in the Indenture.

     ADDITIONAL INTEREST:  See Section 3(a).

     ADDITIONAL INTEREST PAYMENT DATE:  See Section 3(b).

     ADVICE:  See the last paragraph of Section 5.

     AGREEMENT:  See the first introductory paragraph to this Agreement.

     BUSINESS DAY: Any day other than a Saturday, Sunday or any day on which any or all of the commercial banks in New York City, the New York Stock Exchange or the SEC is authorized or required by law to close.

     CONFIDENTIALITY AGREEMENT: See Section 9(c).

     DEMAND FILING DEADLINE: The 45th day after the receipt of a Demand Notice or such date thereafter to which the Demand Filing Deadline may be extended pursuant to Section 2(a) hereof.

     DEMAND NOTICE: See Section 2(a).

     DEMAND REGISTRATION STATEMENT: See Section 2(a).

     EFFECTIVENESS DATE:  The 120th day after the Filing Date.

     EXCHANGE OFFER REGISTRATION RIGHTS AGREEMENT: A registration rights agreement in substantially the form of Exhibit A hereto.

     FILING DATE: See Section 2(a).

     HOLDERS: The holders of the Notes whose signatures appear on the execution pages of this Agreement and any transferee of Registrable Notes of any of the foregoing persons.

     INDEMNIFIED PERSON: See Section 7(c).

     INDEMNIFYING PERSON: See Section 7(c).

     INDENTURE: See the first paragraph of Section 1.

     INFORMATION MEMORANDUM: See Section 9(b).

     INSPECTORS: See Section 5(p).

     ISSUER: See the first introductory paragraph to this Agreement.

     INTEREST PERIOD: See Section 3(b).

     NASD: See Section 5(n).

     NOTES: The $604,557,000 aggregate principal amount at maturity of 8% Senior Subordinated Reset Discount Notes due 2009 of the Issuer issued pursuant to the Indenture and any Reset Notes (as defined in the Indenture) issued in exchange therefor.

     OFFERING MEMORANDUM: An offering memorandum for use in connection with an offering required by a Rule 144A Notice that is similar in form and substance to a Prospectus (including, without limitation, any offering memorandum subject to completion and an offering memorandum that includes any information omitted from a previously distributed offering memorandum), as amended or supplemented by any offering memorandum supplement, with respect to the terms of the offering of any portion of the Notes covered by such offering memorandum, and all other amendments and supplements to the Offering Memorandum, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     OFFERING MEMORANDUM DEADLINE: With respect to each Rule 144A Notice, the 60th day following the Issuer's receipt of such Rule 144A Notice or such date thereafter to which the Offering Memorandum Deadline may be extended pursuant to
Section 2(a) hereof.

     PARTICIPANT: See Section 7(a).

     PRIVATE SALE: See the first paragraph of Section 9.

     PRIVATE SALE NOTICE: See the first paragraph of Section 9.

     PRIVATE SALE ROADSHOW: See Section 9(e).

     PROSPECTUS: The prospectus included in a Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     REGISTRATION: The obligation hereunder of the Issuer to (i) file a Registration Statement and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act pursuant to the terms hereof or (ii) prepare an Offering Memorandum pursuant to Section 8 hereof.

     REGISTRATION ELECTION: See Section 8.

     REGISTRABLE NOTES: The Notes upon original issuance thereof and at all times subsequent thereto, until in the case of any such Note (i) a Registration Statement covering such Note has been declared effective and such Note has been disposed of in accordance with such effective Registration Statement, (ii) it is sold in compliance with, or may be sold without restriction pursuant to, Rule 144, (iii) it shall have been otherwise transferred and a new certificate for any such Note not bearing a legend restricting further transfer shall have been delivered by the Issuer, or (iv) it ceases to be outstanding.

     REGISTRATION STATEMENT: A registration statement of the Issuer filed or required to be filed with the SEC pursuant to Section 2(a) hereof, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     RULE 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC.

     RULE 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

     RULE 144A NOTICE: See Section 8.

     RULE 144A RESALE: See Section 8.

     SEC: The Securities and Exchange Commission.

     SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     TERMINATION DATE: See Section 2(a).

     TIA: The Trust Indenture Act of 1939, as amended.

     TRUSTEE: The trustee under the Indenture.

     UNDERWRITTEN OFFERING: An offering in which securities of the Issuer are sold to underwriters or initial purchasers for reoffering pursuant to a Registration Statement or Offering Memorandum.

2.   DEMAND REGISTRATION

     (a) RIGHT TO DEMAND. At any time after the date hereof, one or more Holders of the Notes shall have the right to make a written request (such request, if in compliance with the requirements hereof, a "DEMAND NOTICE") to the Issuer to register all or part of such Holders' Registrable Notes under and in accordance with the provisions of the Securities Act, which request must specify (i) the aggregate principal amount at maturity of the Registrable Notes to be registered, and (ii) the intended method of disposition thereof. Within 15 days after receipt of a Demand Notice, the Issuer will send written notice of such Demand Notice to all Holders of Registrable Notes who did not participate in the Demand Notice, and the Issuer will include in such registration all Registrable Notes of such other Holders with respect to which the Issuer has received written requests for inclusion therein within 10 Business Days after the receipt by the applicable Holder of the Issuer's written notice. As soon as reasonably practicable thereafter, but in no event later than the Demand Filing Deadline, the Issuer will cause to be filed a Registration Statement covering such Registrable Notes that the Issuer has been so requested to register providing for the registration under the Securities Act of such Registrable Notes so to be registered in accordance with the intended method of distribution specified in the Demand Notice (a "DEMAND REGISTRATION STATEMENT"). Such Registration Statement shall be on Form S-1 or any other appropriate form permitting registration of such Registrable Notes. The Issuer shall not permit any securities other than the Registrable Notes to be included in a Registration Statement without the consent of the Holders of a majority of the principal amount of the Notes to be registered in such Registration Statement. The Issuer shall use its reasonable best efforts to cause any such Registration Statement to be declared effective under the Securities Act as soon as practicable after the date on which such Registration Statement is filed (such date, the "FILING DATE"), but not later than the Effectiveness Date and to keep such Registration Statement continuously effective for 90 days from the actual date of its effectiveness (subject to extension pursuant to the last paragraph of Section 5) (the "TERMINATION DATE"), or such shorter period ending when all Registrable Notes covered by such Registration Statement have been sold in the manner set forth and as contemplated in such Registration Statement. Notwithstanding anything to the contrary in this Agreement, at any time, the Issuer may (i) delay the filing of any Registration Statement or extend the Offering Memorandum Deadline or (ii) delay or suspend (a) the effectiveness of a Registration Statement or (b) the use of any Offering Memorandum, in either case of clause (i) or clause (ii) for a reasonable period of time, but not in excess of an aggregate of 90 days in any consecutive twelve month period, if the Board of Managers of the Issuer determine in good faith that the filing of any such Registration Statement (or effectiveness or the continuing effectiveness thereof) or the circulation of an Offering Memorandum (or any other use thereof) would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Managers of the Issuer, would be detrimental to the Issuer if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction.

     (b) EFFECTIVENESS OF REGISTRATIONS. For purposes of Section 4(b), the Issuer shall not be deemed to have effected a Registration under this Agreement in connection with any Registration Statement or Offering Memorandum with respect to which the Holders have withdrawn or cancelled their Demand Notice or a Rule 144A Notice (i) at any time prior to the filing of a Registration Statement or the completion of preparation of a preliminary Offering Memorandum, as the case may be, in respect of such request or, (ii) in the case of an Underwritten Offering, at any time following the failure of any condition to the obligation of the underwriters to effect such offering (other than any such failure which is caused by any action or failure to act on the part of any or all of the Holders) which is set forth in any written purchase agreement entered into, inter alia, between the Holders, on the one hand, and such underwriter, on the other hand (it being understood and agreed that the failure or inability of the Holders or any underwriter to enter into a purchase agreement shall not constitute a failure of any condition for the purposes of this clause (ii)). No such withdrawal or cancellation shall affect the Holders' obligation, if any, to pay the expenses described in Section 6. In addition, if after a Registration Statement is initially declared effective by the SEC, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement shall be deemed not to have become effective for purposes of this Agreement.

     (c) SUPPLEMENTS AND AMENDMENTS. The Issuer shall promptly supplement and amend a Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Registration Statement, if required by the Securities Act.

3.   ADDITIONAL INTEREST

     (a) The Issuer agrees that the Holders of Registrable Notes will suffer damages if the Issuer fails to fulfill its obligations under Section 2 or
Section 8 hereof (except as a result of the failure of the Holders or any underwriters to fulfill their obligations hereunder) and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer agrees to pay, as liquidated damages, additional interest on Registrable Notes ("ADDITIONAL INTEREST") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

          (i) if a Demand Registration Statement has not been filed on or prior to its Demand Filing Deadline, then commencing on the day after such Demand Filing Deadline, Additional Interest shall be accrued on the Registrable Notes to be covered by such Demand Registration Statement over and above the accrued interest at a rate of .25% per annum on the Accreted Value of such Registrable Notes for the first 90 days immediately following such Demand Filing Deadline, such Additional Interest rate increasing by an additional .25% per annum on the Accreted Value of such Registrable Notes at the beginning of each subsequent 90-day period;

          (ii) if such Demand Registration Statement has not been declared effective on or prior to such Effectiveness Date, then commencing on the day after such Effectiveness Date, Additional Interest shall be accrued on the Registrable Notes included in such Demand Registration Statement over and above the accrued interest at a rate of .25% per annum on the Accreted Value of such Notes for the first 90 days immediately following the day after such Effectiveness Date, such Additional Interest rate increasing by an additional .25% per annum on the Accreted Value of such Registrable Notes at the beginning of each subsequent 90-day period;

          (iii) if a Demand Registration Statement has been declared effective and such Demand Registration Statement ceases to be effective at any time prior to the Termination Date, then Additional Interest shall be accrued on the Registrable Notes affected thereby over and above any other accrued interest at a rate of .25% per annum on the Accreted Value of such Notes for the first 90 days commencing on the day such Registration Statement ceases to be effective, such Additional Interest rate increasing by an additional .25% per annum on the Accreted Value of such Demand Registrable Notes at the beginning of each such subsequent 90-day period;

          (iv) if a preliminary Offering Memorandum has not been prepared in accordance with the provisions of Section 8 on or prior to its Offering Memorandum Deadline, then commencing on the day after such Offering Memorandum Deadline,

     Additional Interest shall be accrued on the Registrable Notes to be covered by the Rule 144A Resale proposed in such Rule 144A Notice over and above the accrued interest at a rate of .25% per annum on the Accreted Value of such Registrable Notes for the first 90 days immediately following such Offering Memorandum Deadline, such Additional Interest rate increasing by an additional .25% per annum on the Accreted Value of such Registrable Notes at the beginning of each subsequent 90-day period;

PROVIDED, HOWEVER, that the Additional Interest rate on any Note may not exceed at any one time in the aggregate 1.0% per annum on the Accreted Value of such Registrable Notes; PROVIDED, FURTHER that Additional Interest shall not accrue if the failure of the Issuer to comply with its obligations hereunder is a result of the failure of the Holders or any underwriters to fulfill their obligations hereunder; and PROVIDED, FURTHER, that (1) upon the filing of a Registration Statement (in the case of (i) above), (2) upon the effectiveness of a Registration Statement (in the case of (ii) above), (3) upon the effectiveness of a substitute Registration Statement (in the case of (iii) above), or (4) upon the preparation of a preliminary Offering Memorandum in accordance with the provisions of Section 8 (except with respect to the requirement that such Offering Memorandum be prepared on or before the Offering Memorandum Deadline) (in the case of (iv) above), Additional Interest on such Registrable Notes as a result of such clause shall cease to accrue.

     (b) The Issuer shall notify the Trustee within one Business Day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to
Section 3(a) will accrue semi-annually on each July 1, and January 1 (each an "ADDITIONAL INTEREST PAYMENT DATE"), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined on the basis of a 360-day year comprised of twelve 30-day months.

     On any Additional Interest Payment Date, to the extent any Additional Interest shall have accrued during the period from the previous Additional Interest Payment Date (the "INTEREST PERIOD") due to the occurrence during such Interest Period of an event described in Section 3(a), the Issuer shall issue a note or notes to the holders on the Additional Interest Payment Date substantially in the form of Exhibit A to the Indenture. The Accreted Value of such notes shall be equal to the Additional Interest accrued during such Interest Period and shall otherwise have the same terms as the Notes.

4.   REGISTRATIONS AND PRIVATE SALE NOTICES

     (a) UNDERWRITTEN REGISTRATIONS. If any of the Registrable Notes covered by a Registration Statement or Offering Memorandum are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount at maturity of the

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Registrable Notes included in such offering and reasonably acceptable to the
Issuer.

     (b) NUMBER OF REGISTRATIONS. The Issuer shall be obligated to effect up to three (3) Registrations (whether pursuant to Section 2(a) or Section 8) in the aggregate pursuant to this Agreement, PROVIDED that each Private Sale Notice given by a Holder shall reduce by one the number of Registrations that the Issuer is obligated to effect hereunder.

     (c) NUMBER OF PRIVATE SALE NOTICES. The Holders shall be entitled to give up to three (3) Private Sale Notices in the aggregate pursuant to this Agreement, PROVIDED that each Registration effected by the Issuer shall reduce by one the number of Private Sale Notices that the Holders can give hereunder.

5.   REGISTRATION PROCEDURES

     In connection with the obligations of the Issuer pursuant (i) to Section 2 hereof, the Issuer shall use its reasonable best efforts to cause a Registration Statement to become effective and remain effective as provided herein, (ii) to
Section 8 hereof, the Issuer shall use its reasonable best efforts to prepare a preliminary and a final Offering Memorandum, and (iii) to Section 9 hereof, the Issuer shall use its reasonable best efforts to prepare an Information Memorandum, and in each case (and to the extent applicable to the preparation of a preliminary and a final Offering Memorandum pursuant to Section 8 and an Information Memorandum pursuant to Section 9), without limiting the generality of the foregoing, the Issuer shall use its reasonable best efforts to, as expeditiously as possible:

     (a) Before filing a Registration Statement or Prospectus or any amendments or supplements thereto (not including documents that would be incorporated or deemed to be incorporated therein by reference), afford the Holders of the Registrable Notes covered by a Registration Statement, their counsel and the managing underwriters, if any, an opportunity to review, promptly, copies of all such documents proposed to be filed, and such Holders shall have the opportunity to object to any information pertaining to the Holders and their plan of distribution that is contained therein and the Issuer will make the corrections reasonably requested by such Holders prior to filing any such Registration Statement, Prospectus or any amendment or supplement thereto; PROVIDED, HOWEVER, that the Issuer shall not be required to afford such Holders an opportunity to review a copy of (i) any such document that has not been materially changed from a copy of such document that such person was previously afforded an opportunity to review and (ii) any amendments or supplements to a Registration Statement or Prospectus which are made solely as a result of any filing by the Issuer of reports required to be filed pursuant to the Exchange Act.

     (b) Prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods prescribed hereby; cause the related

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Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

     (c) Notify the selling Holders of Registrable Notes, their counsel and the managing underwriters, if any, promptly (but in any event within two Business Days after becoming aware thereof) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, as many conformed copies of such Registration Statement or post-effective amendment including financial statements and schedules, including any documents incorporated or deemed to be incorporated by reference and exhibits, as they may reasonably request), (ii) of any request by the SEC for any amendment or supplement to such Registration Statement or Prospectus included therein, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus or the initiation of any proceedings for that purpose, (iv) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes covered by such Registration Statement the representations and warranties of the Issuer contained in any underwriting agreement contemplated by Section 5(o) cease to be true and correct in all material respects, (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of such Registration Statement or any of the Registrable Notes for offer or sale in any jurisdiction, or with respect to the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus, or in an Offering Memorandum, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, Offering Memorandum or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus or Offering Memorandum, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) of the Issuer's reasonable determination that a post-effective amendment to such Registration Statement or a supplement to an Offering Memorandum would be appropriate.

     (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of

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a Prospectus or suspending the qualification (or exemption from qualification)
of any of the Registrable Notes for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

     (e) If requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount at maturity of the Registrable Notes being sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment or in an Offering Memorandum, as applicable, such information as the managing underwriters, if any, or such Holders reasonably request to be included therein, (ii) make all required filings of any such Prospectus supplement or such post-effective amendment as soon as practicable after the Issuer receives notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement or Offering Memorandum, as applicable.

     (f) Furnish to each selling Holder of Registrable Notes who so requests and to counsel and each managing underwriter, if any, without charge, as many conformed copies of the Registration Statement and each post-effective amendment thereto and of each Offering Memorandum and supplement thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits as they may reasonably request.

     (g) Deliver to each selling Holder of Registrable Notes, their counsel and the underwriters, if any, without charge, as many copies of each Prospectus and Offering Memorandum (including each form of preliminary prospectus and offering memorandum) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuer hereby consents to the use of such Prospectus and Offering Memorandum and each amendment or supplement thereto by each of the selling Holders of Registrable Notes and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Notes covered by such Prospectus or Offering Memorandum and any amendment or supplement thereto.

     (h) Prior to any public offering of Registrable Notes, to register or qualify, and to cooperate with the selling Holders of Registrable Notes, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriters reasonably request in writing; PROVIDED that where Registrable Notes are offered other than through an Underwritten Offering, the Issuer agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep such registration or qualification (or exemption therefrom) effective during the period any Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Notes covered by any Registration Statement; PROVIDED, HOWEVER, that the Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) become subject to taxation in any such jurisdiction where it is not then so subject.

     (i) Cooperate with the selling Holders of Registrable Notes and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriters, if any, or selling Holders of Registrable Notes may reasonably request at least two Business Days prior to any sale of Registrable Notes.

     (j) Use its reasonable best efforts to cause the Registrable Notes covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the selling Holders or the underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuer will cooperate in all reasonable respects with such registration and the granting of such approvals.

     (k) Upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi), as promptly as practicable prepare and file with the SEC, at the expense of the Issuer, a supplement or post-effective amendment to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (l) Use its reasonable best efforts to cause the Registrable Notes covered by a Registration Statement or Offering Memorandum, as applicable, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount at maturity of Registrable Notes covered by a Registration Statement or Offering Memorandum or the managing underwriters, if any.

     (m) Prior to the actual effective date of a Registration Statement or consummation of a Rule 144A Resale, (i) provide the Trustee with printed certificates for the Registrable Notes covered by such Registration Statement or Rule 144A Resale in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the

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Registrable Notes.

     (n) Cooperate with each selling Holder of Registrable Notes covered by a Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

     (o) If requested by Holders of a majority in aggregate principal amount at maturity of Registrable Notes covered by a Registration Statement or Offering Memorandum, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuer and its subsidiaries, and a Registration Statement, Prospectus or Offering Memorandum and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Registrable Notes, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Issuer and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement or Offering Memorandum), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Registrable Notes; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the Participants than those set forth in Section 7 (or such other less favorable provisions and procedures acceptable to Holders of a majority in aggregate principal amount at maturity of Registrable Notes covered by such Registration Statement or Offering Memorandum and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section; and (v) with respect to an aggregate of three Registrations pursuant to Section 2(a) or Section 8 upon the written request of the Holders providing the Demand Notice or the Rule 144A Notice, as applicable, and as reasonably determined by the Issuer, make the appropriate members of the Issuer's senior management available to participate in customary "road show" activities with respect to such three Registrations, PROVIDED that each Private Sale Roadshow which occurs pursuant to this Agreement shall count as a roadshow allotted hereby regardless of whether any such Private Sale is consummated. The above clauses (i)-(iv) shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

     (p) Make available for inspection by a representative of the selling Holders of Registrable Notes, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney or accountant or other agent retained by any such representative of such selling Holders or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries, and cause the officers, directors and employees of the Issuer and its subsidiaries to supply all information, in each case reasonably requested by any such Inspector in connection with a Registration Statement or Offering Memorandum; PROVIDED, HOWEVER, that any information that is designated in writing by the Issuer, in good faith, as confidential at the time of delivery of such information, shall be kept confidential by such Inspector unless (i) disclosure of such information is required by court or administrative order,
(ii) disclosure of such information, in the opinion of counsel to such Inspector, is necessary to avoid or correct a misstatement or omission of a material fact in a Registration Statement, Prospectus or Offering Memorandum or any supplement or post-effective amendment thereto or disclosure is otherwise required by law, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder, or (iv) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector. Each selling Holder of such Registrable Notes will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer unless and until such is made generally available to the public. Each selling Holder of such Registrable Notes will be required to further agree that it will, upon learning that disclosure of any such information is sought in a court of competent jurisdiction, give notice to the Issuer and allow the Issuer to undertake appropriate action to prevent disclosure of the information deemed confidential at their expense.

     (q) Provide an indenture trustee for the Registrable Notes and, in connection with any Registration Statement, cause the Indenture to be qualified under the TIA not later than the effective date of the Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the Trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

     (r) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of

Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts Underwritten Offering.

     (s) Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by a Registration Statement.

     The Issuer may require each selling Holder of Registrable Notes as to which any registration is being effected to furnish to the Issuer such information regarding such selling Holder and the distribution of such Registrable Notes as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Registrable Notes of any selling Holder so long as such selling Holder fails to furnish such information within a reasonable time after receiving such request. If the identity of a selling Holder of Registrable Notes is to be disclosed in a Registration Statement, such selling Holder shall be permitted to include all information regarding such selling Holder in such Registration Statement as it shall reasonably request.

     Each Holder, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 5(c), will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus (or Offering Memorandum), until such Holder's receipt of the copies of the supplemented or amended Prospectus (or Offering Memorandum) contemplated by Section 5(c), or until it is advised in writing (the "ADVICE") by the Issuer that the use of the applicable Prospectus (or Offering Memorandum) may be resumed. In the event the Issuer shall give any such notice, the Termination Date shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement (or Offering Memorandum) shall have received the copies of the supplemented or amended Prospectus (or Offering Memorandum) contemplated by Section 5(c) or the Advice.

6.   EXPENSES

     Except as provided below, all fees and expenses (including any underwriting discounts and commissions) incident to the performance of or compliance with this Agreement (including, for the avoidance of doubt, the provisions of Section 9 hereof) by the Issuer shall be borne by the Holders, and shall constitute a joint and several obligation of each of them, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an Underwritten Offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes and determination of the eligibility of the Registrable Notes for investment under the laws of such jurisdictions as provided in Section 5(h) hereof), (ii) the expenses relating to printing, word processing and distributing such Registration Statements, Offering Memoranda, Prospectuses, Information Memoranda, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement, (iii) fees and disbursements of counsel for the Holders and counsel for the underwriters, if any, (iv) reasonable fees and disbursements of any independent certified public accountants retained by the Holders for services in connection with this Agreement and in connection with the preparation of Registration Statements, Offering Memoranda and Information Memoranda required hereby (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) the reasonable fees and expenses of any special experts retained by the Issuer in connection with a Registration Statement, Offering Memorandum or Information Memorandum, (vi) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Schedule E to the By-laws of the NASD, (vii) 50% of any and all rating agency fees, (viii) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and (ix) all other fees and expenses of any Holder, underwriter, initial purchaser or placement agent, PROVIDED that the following expenses shall be borne by the Issuer: (A) any and all internal costs and expenses of the Issuer and any of its affiliates, (B) fees and disbursements of any counsel retained by the Issuer and any of its affiliates, (C) any and all fees and disbursements of any independent certified public accountants retained by the Issuer, and (D) 50% of any and all rating agency fees.

7.   INDEMNIFICATION

     (a) The Issuer, agrees to indemnify and hold harmless each Holder of Registrable Notes, the affiliates, officers, directors, representatives, employees and agents of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act (each, a "PARTICIPANT"), from and against any and all losses, claims, damages, judgments, liabilities and reasonable expenses (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement (or any amendment thereto) or Prospectus or Offering Memorandum (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary Prospectus or Offering Memorandum, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus or Offering Memorandum in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Issuer will not be liable for any untrue statement or omission or alleged untrue statement or omission in such Registration Statement, Prospectus or Offering Memorandum that was (i) made by the Issuer in reliance upon and in conformity with information furnished to the Issuer by the selling Holders or the underwriters for use in such Registration Statement, Prospectus or Offering Memorandum, or
(ii) corrected by the Issuer in an amended or supplemented Registration Statement, Prospectus or Offering Memorandum if the Person asserting any such loss, claim, damage or liability purchased Registrable Notes which are the subject thereof from such Participant in reliance upon such inaccurate Prospectus or Offering Memorandum but was not sent or given a copy of the corrected Prospectus or Offering Memorandum (as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Notes, to such Person, unless such failure to deliver such corrected Prospectus or Offering Memorandum (as amended or supplemented) was a result of noncompliance by the Issuer with Section 5 of this Agreement or (iii) contained in any Prospectus or Offering Memorandum that the Participant delivered and was not permitted to use in accordance with the last paragraph of Section 5.

     (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Issuer's affiliates, officers, directors, representatives, employees and agents and each Person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent (but on a several, and not joint, basis) as the foregoing indemnity from the Issuer to each Participant, but only with reference to information relating to such Participant furnished to the Issuer in writing by such Participant expressly for use in such Registration Statement, Prospectus or Offering Memorandum, any amendment or supplement thereto, or any preliminary Prospectus or Offering Memorandum. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Notes giving rise to such obligations.

     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "INDEMNIFIED PERSON") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the fees and expenses actually incurred by such counsel related to such proceeding; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Person (i) shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by the Indemnifying Person). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes sold by all such Participants in the related registration or offering and any such separate firm for the Issuer, its directors, its officers and such control Persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or such Participants or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate under the circumstances.

     (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, judgments, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes, exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (f) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.   RULE 144A TRANSACTION

     At any time after the date hereof but prior to the time any Holder or Holders have given an aggregate of three Demand Notices or Rule 144A Notices, including requests to execute a copy of the Exchange Offer Registration Rights Agreement, any Holder shall be entitled to elect, by providing written notice of such election (a "RULE 144A NOTICE") to the Issuer, to pursue a sale of all or a portion of the Registrable Notes pursuant to Rule 144A under the Securities Act (a "RULE 144A RESALE"). Such written notice shall specify the aggregate principal amount at maturity of the Registrable Notes to be included in the Rule 144A Resale and the intended method of disposition thereof. In connection with any Rule 144A Resale, the Holder or Holders may elect (if an election for an exchange offer is available under applicable law and regulations) to require the Issuer to enter into an Exchange Offer Registration Rights Agreement (a "REGISTRATION ELECTION") with the initial purchasers in the Rule 144A Resale. If (and only if) such Registration Election is included in a Rule 144A Notice, then such Rule 144A Notice and Registration Election together shall count as only one
(1) Registration within the meaning of Section 4(b). In the event that such Registration Election is made, then the Issuer shall promptly execute an Exchange Offer Registration Rights Agreement.

     In connection with a Rule 144A Notice, the Issuer will cooperate in connection with the related Rule 144A Resale by using its reasonable best efforts (and subject to the cooperation of the Holders) to prepare a preliminary Offering Memorandum on or before the Offering Memorandum Deadline and shall otherwise comply with the provisions of Section 5 to the extent that such provisions either refer to a Rule 144A Resale or to the extent that such provisions are typically applicable to Rule 144A Resales. Without limiting the foregoing and provided that the Holders shall have given at least one (1) Business Day prior written notice to the Issuer as to the time of the pricing, upon receipt of the pricing information from the Holders, the Issuer shall promptly prepare a final Offering Memorandum that incorporates such pricing information and makes any other changes that are necessary to prepare a final Offering Memorandum. The failure of the Holders to give at least one (1) Business Day prior written notice to the Issuer as to the time of the pricing shall not affect the Issuer's obligation to prepare a final Offering Memorandum unless and to the extent that such failure effects the ability of the Company to promptly prepare such final Offering Memorandum.

9.   PRIVATE SALE TRANSACTION

     At any time after the date hereof, any Holder or Holders shall be entitled to elect, by providing written notice of such election (a "PRIVATE SALE NOTICE") to the Issuer, to pursue a private sale of all or part of the Registrable Notes (a "PRIVATE SALE"), PROVIDED that the Holders will not be deemed to have given (for the purposes of Section 4(c) of this Agreement and for purposes of the following paragraph) a Private Sale Notice with respect to which the Holders have withdrawn or cancelled such Private Sale Notice (i) at any time prior to the completion or preparation of an Information Memorandum described in Section 9(b) below (for the avoidance of doubt, the test under this clause (i) is completion of the Information Memorandum, not delivery thereof to any prospective purchaser) or (ii) at any time following the failure of any condition to the obligations of any purchaser to effect such Private Sale (other than any such failure which is caused by any action or failure to act on the part of any or all of the Holders) which is set forth in any written purchase agreement entered into, inter alia, between the Holders, on the one hand, and such prospective purchaser, on the other hand (it being understood and agreed that the failure or inability of the Holders or any prospective purchaser to enter into a purchase agreement shall not constitute a failure of any condition for the purposes of this clause (ii)).

     The Issuer shall be obligated to participate in up to three Private Sale Roadshows (as defined below) in the aggregate pursuant to this Agreement, PROVIDED that each roadshow which occurs pursuant to this Agreement shall be counted as a Private Sale Roadshow hereunder.

     In connection with a Private Sale, the Issuer will comply with the provisions of Section 5 of this Agreement to the extent that such provisions would be customary for a private sale transaction (including, without limitation, the requirements of paragraphs (a)-(g) below), and will also reasonably cooperate with and assist the Holders in any such Private Sale by using its reasonable best efforts, as expeditiously as practicable, to:

     (a) enter into a purchase agreement relating to a purchase of the Registrable Notes, which agreement will contain terms and conditions customary in transactions of a similar kind, and in which the Issuer will give such representations, warranties and indemnities and obtain such opinions of the Issuer's counsel and accountants' comfort letters as are customary in private sale transactions;

     (b) prepare an information memorandum and any necessary or appropriate amendments or supplements thereto (the "INFORMATION MEMORANDUM") regarding the business, operations and prospects of the Issuer, including a review of the Issuer's historical financial information by business unit. The Information Memorandum will, once approved by the Issuer, be provided by the Holders to prospective purchasers on a strictly confidential basis, PROVIDED that the Information Memorandum will not be provided to a Holder, any prospective purchaser or any other person who has not entered into a written confidentiality agreement with respect thereto and to any other confidential information provided by the Issuer or its advisors, including any such information provided or obtained pursuant to this Agreement, that is customary for a private sale transaction and reasonably satisfactory, in form and substance, to the Issuer (each, a "CONFIDENTIALITY AGREEMENT"). The Issuer will be responsible for the contents of the Information Memorandum, subject to normal exceptions, including any forward looking information contained therein, which will be prepared in good faith;

     (c) subject to execution of Confidentiality Agreements, provide for review any information provided to any of the Issuer's lenders, or to the lenders of any of the Issuer's principal operating subsidiaries, within the past 12 months;

     (d) subject to execution of Confidentiality Agreements, provide all information and documentation reasonably requested by a prospective purchaser and its counsel in connection with their investigation of the Issuer's business, financial performance and prospects, including, without limitation, everything to be provided to Inspectors pursuant to Section 5(p) of this Agreement;

     (e)  subject to execution of Confidentiality Agreements,

          (i) as reasonably determined by the Issuer, make the appropriate senior management of the Issuer (including, without limitation, the Issuer's CFO and Treasurer) and each of the Issuer's principal business units available to participate in conference calls, meetings at the offices of the Issuer (or such other places as agreed between the parties) and such other marketing support activities for the Registrable Notes to be sold under this Agreement, PROVIDED that in each case under this clause (i) such activities shall be arranged so as to cause minimal disruption to such management personnel's work-related duties to the Issuer and its affiliates, and PROVIDED FURTHER that upon receipt of a written notice from the Issuer that the activities proposed by a prospective purchaser or anyone acting on its behalf would exceed the level of cooperation from the Issuer described in this clause (i) with respect to any member of the Issuer's senior management (other than the Issuer's CFO and Treasurer), the Holders may (1) instruct the Issuer to participate in a Private Sale Roadshow (as described in (ii) below) or (2) instruct the Issuer not to exceed the level of cooperation from the Issuer described under this clause (i), PROVIDED that in the circumstances referred to in this clause
               (2), the Issuer agrees that for a period of 15 Business days following such instruction the Issuer will continue to cooperate to the extent such cooperation is required under this clause (i) in order to allow a prospective purchaser an opportunity to complete a Private Sale, or

          (ii) at the request of the Holders,

               (A) as reasonably determined by the Issuer, make reasonably available the appropriate senior management of the Issuer and each of the Issuer's principal business units for discussions concerning their respective businesses and prospects, with a view to providing all reasonable assistance to the due diligence efforts of a prospective purchaser and its advisors, and

               (B) make reasonable arrangements for site visits to facilities operated by the Issuer and each of its principal business units for any prospective purchaser and its advisors (it being agreed by the parties that the activities described in clause (ii)(A) and (B) together constitute a "PRIVATE SALE ROADSHOW");

     (f) subject to execution of Confidentiality Agreements, provide the information and consultation rights necessary for a prospective purchaser to qualify as a venture capital operating company pursuant to the Employee Retirement Income Security Act guidelines; and

     (g) provide any further assistance reasonably requested by the Holders or any prospective purchaser and customarily provided in private sale transactions of a similar kind.

10.  RULE 144 AND RULE 144A

     The Issuer covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Issuer is not required to file such reports, such Issuer will, upon the request of any Holder or beneficial owner of Registrable Notes, make publicly available annual and quarterly reports and such information, documents and other reports of the type specified in Sections 13 and 15(d) of the Exchange Act. The Issuer further covenants and agrees, for so long as any Registrable Notes remain outstanding, to make available to any Holder or beneficial owner of Registrable Notes in connection with any sale thereof and any prospective purchaser of such Registrable Notes from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Registrable Notes pursuant to Rule 144A.

11.  MISCELLANEOUS

     (a) NO INCONSISTENT AGREEMENTS. The Issuer has not, as of the date hereof, and the Issuer shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The Issuer has not entered and will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Registration Statement.

     (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount at maturity of Registrable Notes. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount at maturity of the Registrable Notes being sold by such Holders pursuant to such Registration Statement; PROVIDED that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

     (c) NOTICES. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

          (i) if to a Holder of the Registrable Notes, at the most current address given by such Holder to the Issuer in accordance with the provisions of this Section 11(c), with

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     a copy in like manner to the Holders as follows:

                      o
                      Facsimile No.: o
                      Attention: o

     with a copy to:  o
                      Facsimile No.: o
                      Attention: o

          (ii) if to the Issuer at the address as follows:

                      Huntsman International Holdings LLC
                      c/o Huntsman Corporation
                      500 Huntsman Way
                      Salt Lake City, Utah 84108
                      Facsimile No.: (801) 584-5799
                      Attention: Corporate Secretary

     with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      Four Times Square
                      New York, NY 10036
                      USA
                      Facsimile No: 001-212-735-2000
                      Attention: Phyllis G. Korff, Esq.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

     (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Holders.

     (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed

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shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     (h) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (i) SECURITIES HELD BY THE ISSUER OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (j) BUSINESS DAY. If any date or deadline set forth in this Agreement shall fall on a day other than a Business Day, then such date or deadline shall be deemed to refer to the next succeeding Business Day thereafter.

                            (SIGNATURE PAGE FOLLOWS.)

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                                      S-1

                                   SIGNATURES


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        HUNTSMAN INTERNATIONAL HOLDINGS LLC

                                        By:
                                            -------------------------------
                                            Name:
                                            Title:


                                        HOLDERS:

                                        By:
                                            -------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                              FORM OF REGISTRATION
                              RIGHTS AGREEMENT FOR
                                144A TRANSACTION